UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2004

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices, including zip code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

On July 21, 2004, Freescale Semiconductor, Inc. closed on its $1.25 billion offering of senior debt securities. The debt securities consist of $400 million floating rate notes due 2009, $350 million 6.875% notes due 2011 and $500 million 7.125% notes due 2014. The debt securities were issued in the United States only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Agreements relating to the offering are attached hereto as exhibits and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibits

1.1	Purchase Agreement dated July 16, 2004 by and among Freescale Semiconductor, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several purchasers.

4.1	Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.2	First Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Second Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.4	Third Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

10.1	Exchange and Registration Rights Agreement dated July 21, 2004 by and among Freescale Semiconductor, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ John D. Torres
Name:	John D. Torres
Title:	Senior Vice President, General Counsel and Secretary

Date: July 28, 2004

Exhibit Index

Exhibit Number	Description

1.1	Purchase Agreement dated July 16, 2004 by and among Freescale Semiconductor, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several purchasers.

4.1	Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.2	First Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Second Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.4	Third Supplemental Indenture dated as of July 21, 2004 by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

10.1	Exchange and Registration Rights Agreement dated July 21, 2004 by and among Freescale Semiconductor, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several purchasers.